                                                                     Exhibit 5.1

                    THE LAW OFFICES OF THOMAS W. BOSSE, PLLC
                            2101 Chamber Center Drive
                             Ft. Mitchell, KY 41011
                                 (513) 397-7730

Thomas W. Bosse, Esq.
(admitted in Ohio and Kentucky)




                                                               December 15, 2003


                              Cincinnati Bell Inc.
                          7 1/4% Senior Notes Due 2013
                         Form S-4 Registration Statement


Ladies and Gentlemen:

                  We have acted as counsel for Cincinnati Bell Inc., an Ohio corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (Registration No. 333-110940) (the "Registration Statement") under the Securities Act of 1933 (the "Act"), relating to the issuance and exchange of up to $500,000,000 aggregate principal amount of the Company's outstanding 7 1/4% Senior Notes due 2013 (the "Old Notes") for a like principal amount of the Company's 7 1/4% Senior Notes due 2013 (the "New Notes"). The New Notes are to be issued pursuant to the indenture dated as of July 11, 2003 (the "Indenture"), among the Company, the Company's subsidiaries listed on the signature pages thereto (the "Guarantors", and with respect to those Guarantors incorporated or formed in Ohio as identified on Exhibit A hereto, the "Ohio Guarantors") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including: (a) the Amended Articles of Incorporation of the Company; (b) the Amended Regulations of the Company; (c) the certificates of incorporation, certificates of formation, regulations, bylaws, operating agreements and other constituent documents of each of the Ohio Guarantors, as applicable; (d) the resolutions adopted by the Board of Directors of the Company and by the Ohio Guarantors, respectively; and (e) the Indenture.

                  Based on the foregoing, we are of opinion as follows:

                  Each of the Indenture, the New Notes and the Guarantees has been duly authorized, executed and delivered by the Company and the Ohio Guarantors to the extent each is a party thereto.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                  We are admitted to practice in the State of Ohio and we express no opinion as to matters governed by any laws other than the laws of the State of Ohio and the Federal laws of the United States of America.

                  We are furnishing this opinion to you, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the securities from you) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose, provided that any person may disclose to any other person the Federal income tax treatment and Federal income tax structure (and materials relating thereto, including tax opinions, but in any event not including the identity of the parties) of the transactions referred to in this opinion.

                              Very truly yours,



                              /s/ The Law Offices of  Thomas W. Bosse, PLLC






Cincinnati Bell Inc.
     201 East Fourth Street
         Cincinnati Ohio 45202

                                    EXHIBIT A
                                 OHIO GUARANTORS


Cincinnati Bell Complete Protection Inc.
Cincinnati Bell Public Communications Inc.
Cincinnati Bell Wireless Company
Cincinnati Bell Telecommunication Services Inc.
Zoomtown.com Inc.